UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 13, 2009

Martek Biosciences Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6480 Dobbin Road, Columbia, Maryland		21045
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-740-0081

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2009, Martek Biosciences Corporation ("Martek") and DSM Food Specialties B.V. ("DSM") entered into the First Amended and Restated ARA Alliance, Purchase, and Production Agreement (the "Restated Agreement"). The Restated Agreement amends, consolidates, and restates, effective as of July 13, 2009, the ARA Alliance, Purchase, and Production Agreement entered into on April 19, 2004, the First Amendment to the Alliance Agreement entered into on January 1, 2005, the Second Amendment to the Alliance Agreement effective as of January 1, 2007, and a letter agreement dated as of April 23, 2008 (collectively the "Prior Alliance Agreement"). The Prior Alliance Agreement had established the commercial terms between Martek and DSM surrounding the cross-licensing, purchase, supply and production arrangements related to arachidonic acid ("ARA"), a long-chain fatty acid that Martek sells as an infant formula ingredient. The Prior Alliance Agreement is described in Martek’s Form 10-K for the fiscal year ended October 31, 2008.

The Restated Agreement includes the following material changes to the terms or current economics of the Prior Alliance Agreement:

o The establishment of minimum ARA purchase quantities for Martek in calendar years 2009, 2010 and 2011. As of July 13, 2009, the value of the remaining 2009 and full 2010 and 2011 minimum purchase requirements are approximately $38.3 million, $97.3 million and $90.5 million, respectively. These minimum purchase quantities approximate the amounts expected to be purchased by Martek in the normal course of business during the respective periods.

o The establishment of ARA pricing to Martek for calendar years 2009 through 2014 with limited potential changes caused by material increases in DSM’s actual "pass-through" costs, extreme increases in inflation, or manufacturing changes required due to certain events outside of DSM’s control.

o The payment by Martek of approximately $10.5 million to DSM for, among other things, the firm establishment of the ARA pricing noted above. For accounting purposes, such payment will be amortized over the fixed price term.

o An extension of the term of the agreement between the parties from December 31, 2019 to December 31, 2023.

o A modification of the early termination provisions such that, in certain limited circumstances, either Martek or DSM may terminate the Restated Agreement after 2012. Upon early termination by Martek, Martek would be required to make a payment to DSM with the value of such payment decreasing over the remaining term of the Restated Agreement and being dependent upon DSM’s physical infrastructure at the early termination date. A termination payment by Martek as of January 1, 2013 would likely range from $15.2 million to $19.7 million and a termination payment as of January 1, 2016 would likely range from $200,000 to $6.5 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

July 17, 2009	By:	/s/ Peter L. Buzy

Name: Peter L. Buzy
Title: Chief Financial Officer, Treasurer and Executive Vice President for Finance and Administration